UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUND FINANCIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-5188530
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2005 Fifth Avenue, Second Floor, Seattle Washington	98121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-180385

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of Sound Financial Bancorp following the Conversion” “Our Policy Regarding Dividends,” and “Market for the Common Stock” in the prospectus (“Prospectus”) included in the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File Number 333-180385), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Sound Financial Bancorp” in the Registrant’s Prospectus.

Item 2.         Exhibits.

1.	Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-180385) filed with the SEC on June 8, 2012, is hereby incorporated by reference.

2.

Articles of Incorporation of Sound Financial Bancorp, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-180385) filed with the SEC on March 27, 2012 is hereby incorporated by reference.

3.	Bylaws of Sound Financial Bancorp, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-180385) filed with the SEC on March 27, 2012 is hereby incorporated by reference.

4.	Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-180385) filed with the SEC on March 27, 2012, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: August 21, 2012	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and Chief Executive Officer